Exhibit 99.1

     Third Wave Reports Fourth-Quarter and Full-Year 2003 Financial Results

    Achieves Major Milestones with Positive Cash Flow from Operations and
                    Improved Gross Margins in the Quarter

    MADISON, Wis., Feb. 24 /PRNewswire-FirstCall/ -- Third Wave Technologies Inc. (Nasdaq: TWTI) today reported financial results for the fourth quarter and year ended Dec. 31, 2003.
    Third Wave reported total revenues of $9.7 million and a net loss of $1.6 million, or ($0.04) per diluted share, for the fourth quarter ended Dec. 31, 2003, compared to total revenue of $7.6 million and a net loss of $486,000, or ($0.01) per diluted share, for the same period of 2002. Fourth-quarter revenues from product sales increased 67% to $9.5 million, compared to $5.7 million in the fourth quarter of 2002. The company's pro forma net loss for the fourth quarter ended Dec. 31, 2002, was $3.7 million, or ($0.09) per diluted share, which excludes a $3.2 million credit to adjust the predominantly non-cash restructuring charge recorded in the third quarter of 2002.
    Third Wave reported total revenues of $36.3 million and a net loss of $8.1 million, or ($0.20) per diluted share, for the year ended Dec. 31, 2003, compared to total revenues of $32.4 million and a net loss of $40.9 million, or ($1.04) per diluted share, for the prior year. Year-end revenues from product sales increased 22% to $35.1 million, compared to $28.9 million for the year ended Dec. 31, 2002.
    The company reported positive cash flow from operations in the fourth quarter ended Dec. 31, 2003, making it the first in which the company was operating cash-flow positive and marking the accomplishment of a major stated milestone for 2003. The company ended with cash, cash equivalents and short-term investments of $57.8 million at Dec. 31, 2003, up $1.9 million from the prior quarter.
    Third Wave's gross margins improved to 68% and 65% for the quarter and year ended Dec. 31, 2003, respectively, compared to 66% and 34% for the same periods of 2002. The fourth quarter of 2003 marked the fifth consecutive quarter for which the company has reported a gross margin of more than 60% and represents the achievement of another major milestone the company identified for 2003: sustained gross margins of approximately 60%.
    Total operating expenses were $11.0 million and $44.1 million for the quarter and year ended Dec. 31, 2003, respectively, compared to $8.0 million and $72.7 million for the same periods of 2002, respectively. The company's pro forma operating expenses for the quarter and year ended Dec. 31, 2002, were $11.2 million and $55.7 million, respectively.

    2003 Objectives
     -- Increased clinical molecular diagnostic market traction
     -- Sustained gross margins of approximately 60%
     -- Ongoing improvements in cash burn with a target of achieving operating cash-flow break-even by year-end
     -- Continued improvements in operating performance

    "2003 was a pivotal year for Third Wave and, while the company continues to transition towards molecular diagnostics, it was one of solid achievement," said John Puisis, president and chief operating officer of Third Wave. "Third Wave demonstrated increasing traction in the clinical molecular diagnostic market during 2003 and achieved significant improvements in gross margin, cash burn and operating performance, all of which were 2003 goals. During the fourth quarter, Third Wave delivered on another major milestone for the year by showing positive cash flow from operations."

    2003 in Review

    2003 was a transitional year for Third Wave. The company refocused its research and marketing efforts, as well as its financial resources, away from the genomic tools market and towards the clinical molecular diagnostic market. Such efforts proved successful as evidenced by the following full-year 2003 results compared to the prior year:

     -- Total molecular diagnostic revenue up 41%, with U.S. molecular diagnostic revenue up 77%
     -- Operating performance improved by $32.6 million
     -- Gross margin improvement from 34% to 65%
     -- Net decrease in cash, cash equivalents and short-term investments of only $2.5 million
     -- Strong customer penetration in clinical diagnostic market
     -- High-value, differentiated product pipeline
         Continued research revenue

    "We believe Third Wave is well on the way to achieving our primary objective: to be a leader in the molecular analysis market by converting our powerful and proprietary Invader(R) chemistry-based technology into a superior pipeline of molecular diagnostic and research products," Puisis said.

    2003 Customer Adoptions

    A primary objective in 2003 was to develop a core pipeline of valuable molecular diagnostic products, and to confirm that those products could meet the most pressing unmet needs within the industry. Third Wave successfully pursued new clinical molecular diagnostic customers in 2003. As a result, we are pleased to report that at the end of 2003, Third Wave had more than 110 clinical customers nationwide, including the top three U.S. labs and leading regional labs.

    Key customer adoptions to date include:

     -- Quest Laboratories - Cardiovascular/coagulation marker testing
     -- Mayo Medical Laboratories - Cardiovascular/coagulation marker testing -- LabCorp - Pharmacogenetic testing for clinical trials
     -- Armed Forces Institute of Pathology - Genetic screening for cystic fibrosis
     -- University of California, Los Angeles - Prenatal chromosomal analysis

    While Third Wave remains focused on its transition plan, the company is pleased to continue to service its valuable research customers. Research-related revenues continue to be significant and strategic, providing important support for the expansion of the molecular diagnostic business.
    "Our goals in 2003 were fourfold: continue to build credibility with well recognized and highly regarded laboratories that the Invader(R) technology is a superior molecular platform; transition the company by building a baseline of superior molecular diagnostic products; continue to serve key research leaders in the quest for new molecular discoveries; and, demonstrate that our business model underscores financial and strategic discipline," Puisis said. "Third Wave made great strides towards all these goals in 2003."

    2004 Strategic Plan and Product Objectives

    In 2004, Third Wave plans to build on its 2003 product development and commercialization successes in an effort to achieve the following objectives:

     -- Establish ourselves as a leader by continuing to build and maintain strong relationships with leading clinical laboratories
     -- Develop a robust product pipeline to support that leadership position -- Leverage a fast-response product development capability to capture emerging opportunities
     -- Partner where necessary to optimize Third Wave opportunities

    As part of this strategy, Third Wave highlights current product goals for 2004:

     -- Launch new products in each of the following areas:
        * Genetics
          - Release a cystic fibrosis diagnostic to meet high-volume customers (Q1 2004)
        * Infectious Disease
          - Launch HCV genotyping assay (Q2 2004)
          - Establish clinical trials program with key customers for an HCV viral load prototype assay (2004)
        * Chromosomal Analysis
          - Broad release of a prenatal chromosomal analysis product (Q4 2004)
        * Women's Health
          - Release HPV detection (2H 2004)
        * Pharmacogenetics
          - Introduce various CYP450 products for the identification of drug response variability to minimize adverse drug reactions and optimize therapy (2004)
     -- Further expand product pipeline opportunities based on customer response and input
     -- Continue to service strategic research relationships

    2004 Financial Guidance

    Third Wave offers the following financial guidance for 2004:

     -- Product Sales: Third Wave anticipates total product revenue of approximately $39 million. The company expects clinical molecular diagnostic revenue of approximately $15 million.
     -- Gross Margins:  Third Wave anticipates that gross margins for 2004 will continue in the high-60% range.
     -- Cash: At present, Third Wave expects to be cash flow positive for the entire year of 2004. However, should future market opportunities arise, the company may make additional investments in research and product development. Under this increased investment scenario, cash burn is not expected to exceed the low single digits (millions).

    "Our accomplishments in 2003, complemented by increasing interest from key customers, confirm that Third Wave can leverage the Invader(R) chemistry to be a leader in molecular diagnostics," continued Mr. Puisis. "We are hearing from customers and key thought leaders that the Invader(R) technology is powerful and capable of spanning several markets. Our goal now is to further convert the technology into valuable products for these customers. The progress to date is very promising."

    Conference Call

    Company management will host a conference call on Tuesday, Feb. 24, 2004, at 10 a.m. EST to discuss fourth-quarter and full-year results and the company's 2004 plan. Domestic callers should dial (800) 299-8538 and international callers should dial (617) 786-2902. The access code for both domestic and international callers is 69781125. Please dial in five to 10 minutes prior to the start of the conference call. A live webcast and replay of the conference call will be available at www.twt.com. The conference call, webcast and replay are open to all interested parties.

    About Third Wave Technologies

    Third Wave Technologies is a leader in molecular diagnostics. Third Wave's Invader(R) technology provides the company's customers with exceptional accuracy, scalability and ease of use. The company offers a number of clinical products based on its Invader(R) technology for genetic testing related to multiple disease areas. For more information about Third Wave and its products, please visit the company's website at www.twt.com.

    All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to technological approaches of Third Wave and its competitors, product development, manufacturing, market acceptance, cost and pricing of Third Wave products, dependence on collaborative partners and commercial customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at www.sec.gov. Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Third Wave's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

                         Third Wave Technologies, Inc
                           Statement of Operations
                 (In thousands, except for per share amounts)
                                 (Unaudited)

                                   Three Months Ended          Year Ended
                                      December 31,            December 31,
                                       2003       2002        2003      2002
    Revenues:
     Product                         $9,455     $5,678     $35,148   $28,881
     Development                        167        439         917     1,642
     License & royalty                   28      1,500         194     1,500
     Grant                                7          0          61       332
                                      9,657      7,617      36,320    32,355

    Operating expenses:
     Cost of goods sold
      Product cost of
       goods sold                     2,739      2,138      11,335    19,389
      Intangible
       amortization                     376        483       1,505     1,931
     Total cost of goods
      sold                            3,115      2,621      12,840    21,320

     Research and
      development                     3,833      3,304      12,035    13,934
     Selling and marketing            1,865      2,311       8,859     9,578
     General and
      administrative                  2,228      2,982      10,363    11,984
     Restructuring                        0     (3,222)          0    11,087
     Impairment loss                      0          0           0     4,810
                                      7,926      5,375      31,257    51,393

    Total operating
     expenses                        11,041      7,996      44,097    72,713

    Loss from operations             (1,384)      (379)     (7,777)  (40,358)

    Other income
     (expense):
     Interest income                    122        209         571     1,006
     Interest expense                   (57)      (285)       (298)   (1,089)
     Other                             (277)       (31)       (612)     (423)
                                       (212)      (107)       (339)     (506)

    Net loss                        ($1,596)     ($486)    ($8,116) ($40,864)

    Net loss per share - basic
     and diluted                     ($0.04)    ($0.01)     ($0.20)   ($1.04)

    Net loss excluding
     restructuring                   (1,596)    (3,708)     (8,116)  (23,833)

    Net loss per share excluding
     restructuring                   ($0.04)    ($0.09)     ($0.20)   ($0.60)

    Weighted average shares outstanding,
     basic
     and
     diluted                         39,927     39,536      39,749    39,457

                         Third Wave Technologies, Inc
                                Balance Sheets
                                 (Unaudited)

                                 December 31, December 31,
                                     2003         2002
    Assets:
     Cash, cash equivalents, and
      short-term investments        $57,816     $60,315
     Other current assets             3,941       5,531
     Equipment and leasehold
      improvements, net               8,527      10,923
     Intangible assets, net of
      amortization                    5,651       7,156
     Goodwill and indefinite
      lived intangible assets         1,497       1,497
     Other assets                     2,990       3,801
      Total assets                  $80,422     $89,223

    Liabilities and shareholders'
     equity
     Accounts payable, accrued
      expenses and other
      liabilities                   $11,553     $13,462
     Deferred revenue                    68         946
     Debt                             9,513       9,528
     Shareholders' equity            59,288      65,287
      Total liabilities and
       shareholders' equity         $80,422     $89,223

                         Third Wave Technologies, Inc
                      Pro Forma Statement of Operations
                 (In thousands, except for per share amounts)
                                 (Unaudited)

                                               Three Months Ended
                                                  December 31,

                                                        Pro Forma      2002
                                                        Adjustments  Pro Forma
                                       2003       2002      (1)
    Revenues:
     Product                         $9,455     $5,678         $0     $5,678
     Development                        167        439          0        439
     License & royalty                   28      1,500          0      1,500
     Grant                                7          0          0          0
                                      9,657      7,617          0      7,617

    Operating expenses:
     Cost of goods sold
      Product cost of goods sold      2,739      2,138          0      2,138
      Intangible amortization           376        483          0        483
     Total cost of goods sold         3,115      2,621          0      2,621

     Research and development         3,833      3,304          0      3,304
     Selling and marketing            1,865      2,311          0      2,311
     General and administrative       2,228      2,982          0      2,982
     Restructuring                        0     (3,222)     3,222          0
     Impairment loss                      0          0          0          0
                                      7,926      5,375      3,222      8,597

    Total operating
     expenses                        11,041      7,996      3,222     11,218

    Loss from operations             (1,384)      (379)    (3,222)    (3,601)

    Other income (expense):
     Interest income                    122        209          0        209
     Interest expense                   (57)      (285)         0       (285)
     Other                             (277)       (31)         0        (31)
                                       (212)      (107)         0       (107)

    Net loss                        ($1,596)     ($486)   ($3,222)   ($3,708)

    Net loss per share - basic and
     diluted                         ($0.04)    ($0.01)    ($0.08)    ($0.09)

    Weighted average shares
     outstanding,
     basic and diluted               39,927     39,536     39,536     39,536

    (1) Net loss during the quarter ended December 31, 2002, included a reduction in the restructuring charge recorded in the quarter ended September 30, 2002 of $3,222,000.

                           Third Wave Technologies, Inc
                        Pro Forma Statement of Operations
                   (In thousands, except for per share amounts)
                                   (Unaudited)

                                                 For Year Ended
                                                  December 31,

                                                         Pro Forma     2002
                                                         Adjustments Pro Forma
                                       2003       2002       (2)
    Revenues:
     Product                        $35,148    $28,881          $0   $28,881
     Development                        917      1,642           0     1,642
     License & royalty                  194      1,500           0     1,500
     Grant                               61        332           0       332
                                     36,320     32,355           0    32,355

    Operating expenses:
     Cost of goods sold
      Product cost of goods sold     11,335     19,389      (1,134)   18,255
      Intangible amortization         1,505      1,931           0     1,931
     Total cost of goods sold        12,840     21,320      (1,134)   20,186

     Research and development        12,035     13,934           0    13,934
     Selling and marketing            8,859      9,578           0     9,578
     General and administrative      10,363     11,984           0    11,984
     Restructuring                        0     11,087     (11,087)        0
     Impairment loss                      0      4,810      (4,810)        0
                                     31,257     51,393     (15,897)   35,496

    Total operating
     expenses                        44,097     72,713     (17,031)   55,682

    Loss from operations             (7,777)   (40,358)     17,031   (23,327)

    Other income (expense):
     Interest income                    571      1,006           0     1,006
     Interest expense                  (298)    (1,089)          0    (1,089)
     Other                             (612)      (423)          0      (423)
                                       (339)      (506)          0      (506)

    Net loss                        ($8,116)  ($40,864)    $17,031  ($23,833)

    Net loss per share - basic and
     diluted                         ($0.20)    ($1.04)      $0.43    ($0.60)

    Weighted average shares
     outstanding,
     basic and diluted               39,749     39,457      39,457    39,457

    (2) Net loss during the year ended December 31, 2002 included an increase in the reserve for excess and obsolete inventory of $1,134,000; a restructuring charge of $11,087,000 and an impairment loss of $4,810,000.

SOURCE  Third Wave Technologies Inc.
    -0-                             02/24/2004
    /CONTACT: Rod Hise of Third Wave Technologies, +1-608-663-4010, or rhise@twt.co; or Stephanie Diaz (investors), +1-415-885-2298, or sdiaz@vidaLLC.com, or Tim Brons (media), +1-646-319-8981, or tbrons@vidaLLC.com, of Vida, LLC/
    /Web site:  http://www.twt.com /
    (TWTI)

CO:  Third Wave Technologies Inc.
ST:  Wisconsin
IN:  BIO MTC HEA
SU:  ERN CCA